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                                                                  Exhibit 10.1.3

         SUPPLEMENTAL INDENTURE, dated as of November 30, 2001, between ROCK-McGRAW, INC., a New York corporation, having an office at 1221 Avenue of the Americas, New York, N.Y. 10020 (the "Landlord"), and SIRIUS SATELLITE RADIO INC., a Delaware corporation, having an office at 1221 Avenue of the Americas, New York, N.Y. 10020 (the "Tenant").

         WHEREAS, by Lease dated March 31, 1998, (as the same heretofore may have been amended, the "Original Lease"), certain premises, as therein described, in the building known as 1221 Avenue of the Americas (the "Building"), in the Borough of Manhattan, New York, N.Y., are now leased and demised by the Landlord to the Tenant;

         WHEREAS, the parties hereto mutually desire to amend the Original Lease as herein set forth, and are executing and delivering this Supplemental Indenture for such purpose (the Original Lease as amended by this Supplemental Indenture, the "Lease"); and

         WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Original Lease.

         Now, therefore, this Supplemental Indenture Witnesseth, that the parties hereto, in consideration of the terms and conditions herein contained, hereby amend the Original Lease in the following respects, and only in the following respects:

         (1) Release of Space. The Original Lease is hereby amended so that the term and estate granted by the Original Lease with respect to the Released Space (as hereafter defined) shall expire on the Surrender Date (as hereafter defined) unless the same shall have expired sooner pursuant to any of the other conditions of limitation or provisions of the Original Lease or pursuant to law, with the same effect as if the Surrender Date were the date specified in the Original Lease for the expiration of the term of the Original Lease with respect to the Released Space and the fixed rent payable under the Lease shall be apportioned as of the Surrender Date on the basis of, and thereafter be abated at, a rate per annum equal to the excess of $2,731,700.00 over the annual rate of any other then existing abatement








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                                       2

of fixed rent relating to the Released Space under any provision of the Lease and the additional rent payable pursuant to Article Twenty-fourth of the Original Lease shall be abated in tandem therewith. The Tenant shall terminate its occupancy of the Released Space not later than the Surrender Date in accordance with the terms and conditions of the Lease, including, but not limited to, Articles Fourth, Sixth and Nineteenth. The term "Released Space", as used in this Paragraph, shall mean 'A' on the 32nd Floor of the Building. The term "Surrender Date", as used in this Paragraph, shall mean April 15, 2002. In consideration of the foregoing, the Tenant shall, on the date the Tenant vacates the Released Space, but in no event later than April 15, 2002, pay to the Landlord the sum of $227,641.67. If the Tenant fails to vacate the Released Space on or before the Surrender Date, the Landlord may, in addition to any other remedies available to it, elect by notice to the Tenant to require that the Tenant not surrender the Released Space as herein provided but instead continue to lease same pursuant to the terms of the Lease; provided that the Landlord's election to so require the Tenant not to surrender shall not relieve the Tenant of any of its obligations set forth in this Supplemental Indenture.

         (2) No consideration has been paid or is payable, by the Landlord to the Tenant, in connection with this Supplemental Indenture, other than the acceptance by the Landlord of the early surrender of the Released Space.

         (3) In applying the provisions of Article Twenty-fourth of the Original Lease, appropriate adjustments shall be made to reflect the surrender of the Released Space as provided in Paragraph (1) hereof.

         (4) The Tenant shall complete and timely submit all returns and questionnaires relating to New York City and State real property transfer tax laws (the taxes which are the subject of such laws are hereinafter collectively, "Transfer Taxes") in connection with the transactions contemplated by this Supplemental Indenture. The Tenant shall timely pay all Transfer Taxes, if any, and shall deliver evidence, reasonably acceptable to the Landlord, of such payment simultaneously to the Landlord. The Tenant shall indemnify, defend (with legal counsel reasonably acceptable to the Landlord) and hold harmless the Landlord from all losses, liabilities, interest, judgments, suits, demands, damages, costs and expenses (including attorneys' fees and disbursements incurred in the defense thereof) which the Landlord may incur by reason of the Tenant's failure to complete and timely







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                                       3

submit any and all Transfer Tax returns and questionnaires and/or the Tenant's failure to timely pay any and all Transfer Taxes. The provisions of this paragraph shall survive the expiration of this Supplemental Indenture.

         (5) Effective on and after the execution and delivery hereof, Articles
(2), (3), (6), (7) and (9) of that certain Supplemental Indenture dated March 22, 2000 constituting a part of the Lease (hereafter the "3/22 S.I."), shall be null and void and of no further force or effect, and any references in Articles
(4) and (5) of the 3/22 S.I. to the 34th Floor shall be null and void and of no further force or effect.

         (6) In consideration of the Landlord's allowing the Tenant to be excused from its obligations with respect to space 'A' on the 34th Floor, the Tenant shall: (a) concurrent with its execution and delivery hereof, pay to the Landlord the sum of $1,319,770.48; and (b) maintain on deposit with the Landlord, in consideration of the Premises, the $1,000,000.00 of additional security deposit posted with the Landlord pursuant to Article (8) of the 3/22 S.I. until the day following the day the Tenant actually vacates and with all of its belongings (provided the Tenant so vacates on or before the Surrender Date as the same may be extended, if at all, by the Landlord beyond April 15, 2002), surrenders space 'A' on the 32nd Floor to the Landlord, after which date the Landlord will permit the Tenant to replace such $1,000,000.00 additional security deposit with a $500,000.00 substitute.

         (7) Effective on and after the execution and delivery of this Supplemental Indenture, Article Thirty-eight of the Original Lease shall be amended as follows:

             (i) the first sentence of Section 38.1. of the Original Lease shall be deleted in its entirety and the following sentence inserted in lieu thereof:

                  "Subject to the provisions of the last sentence of Section
                  38.2 below, from and after July 1, 2002 (provided that this Lease shall then be in full force and effect and the term and estate hereby granted shall not have expired or been terminated), the Landlord will not enter into a lease with any other person, firm or corporation covering the demise of any single full floor in the Building which is served by the elevator bank that serves floors twenty-seven (27) through thirty-seven (37) in the Building (with the specific exclusion of the thirty-fifth (35th) floor, which the Landlord may freely lease, any such other space being herein called an "Extra Space") until a period of ten (10) business days








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                  shall have elapsed after the Landlord shall have notified the
                  Tenant that an Extra Space is or will be (on a date not less than sixty (60), or more than four-hundred fifty-five (455), days after the date of such notice) available for leasing."

         and;

             (ii) clause (a) which appears in the third full sentence of Section
         38.2. of the Original Lease shall be amended by deleting the phrase "the date hereof of any existing" and substituting in lieu thereof the phrase "June 30, 2002 of any then existing".

         (8) The Tenant represents that the only brokers with which it has dealt in connection with this Supplemental Indenture are The Staubach Company, having an office at 153 East 53rd Street, New York, N.Y. 10020, acting for the Tenant, and Rockefeller Group Development Corporation, having an office at 1221 Avenue of the Americas, New York, N.Y. 10020, acting for the Landlord. The Tenant shall indemnify, defend (with legal counsel reasonably acceptable to the Landlord) and save harmless the Landlord and its officers, directors, agents and employees (the "Indemnitees") from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including counsel fees and disbursements incurred in the defense thereof) to which the Indemnitees may be subject or suffer by reason of any claim made by any person, firm or corporation other than Rockefeller Group Development Corporation for any commission, reimbursement or other compensation arising from or as a result of the execution and delivery of this Supplemental Indenture. The Tenant warrants and agrees that any commission, reimbursement or other compensation due to The Staubach Company will be the responsibility of the Tenant.

         The Landlord represents that the only brokers with which it has dealt in connection with this Supplemental Indenture are The Staubach Company, having an office at 153 East 53rd Street, New York, N.Y. 10020, acting for the Tenant, and Rockefeller Group Development Corporation, having an office at 1221 Avenue of the Americas, New York, N.Y. 10020, acting for the Landlord. The Landlord shall indemnify, defend (with legal counsel reasonably acceptable to the Tenant) and save harmless the Tenant and its officers, directors, agents and employees (the "Tenant Indemnitees") from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including counsel fees and disbursements







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                                       5

incurred in the defense thereof) to which the Tenant Indemnitees may be subject or suffer by reason of any claim made by any person, firm or corporation other than The Staubach Company for any commission, reimbursement or other compensation arising from or as a result of the execution and delivery of this Supplemental Indenture. The Landlord warrants and agrees that any commission, reimbursement or other compensation due to Rockefeller Group Development Corporation will be the responsibility of the Landlord.

         (9) The submission of this Supplemental Indenture shall be subject to modification or withdrawal and does not constitute a reservation of or option on the Premises or an agreement to lease the Premises. No brokerage fees, commissions or payments shall be earned, due or payable, if at all, nor shall this Supplemental Indenture become effective or the Landlord be obligated thereunder, unless and until the full execution and unconditional delivery thereof by the parties thereto, including receipt of all necessary approvals.







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         (10) The Original Lease, as hereby amended, shall remain in full force and effect according to its terms and conditions.

         In Witness Whereof, the parties hereto have duly executed this Supplemental Indenture as of the day and year first above written.

                                           ROCK-McGRAW, INC.

Attest:  By /s/ Johathan D. Green
           -------------------------------------------------
           Vice President

/s/ Beth Berlin Dreyfuss
------------------------------------
Assistant Secretary

                                           SIRIUS SATELLITE RADIO INC.

Attest:  By /s/ Patrick L. Donnelly
           ------------------------------------------------
           Executive Vice President

/s/ Denise Flemm
------------------------------------
Assistant Secretary